                                   Exhibit I

                 The shares of LONDON INTERNATIONAL GROUP PLC which are the Subject of this Schedule 13G were acquired by various investment funds for which subsidiaries of B.A.T. act as manager and investment adviser and excercise investment discretion. The identity of such subsidiaries is as follows:

                 Allied Dunbar Assurance plc                        Eagle Pension Funds Limited
                 Allied Dunbar Centre                               60 St. Mary Axe
                 Swindon SN1 1EL                                    London EC3A 8JQ
                 England                                            England

                 Allied Dunbar Unit Trusts plc                      Eagle Star Life Assurance Co. Ltd.
                 Allied Dunbar Centre                               60 St. Mary Axe
                 Swindon SN1 1EL                                    London EC3A 8JQ
                 England                                            England

                 Allied Dunbar International Fund Managers Limited
                 Allied Dunbar International Centre
                 Lord Street
                 Douglas
                 Isle of Man

                 Eagle Star Unit Managers Limited
                 60 St. Mary Axe
                 London EC3A 8JQ
                 England

                 Eagle Star Insurance Co. Ltd.
                 60 St. Mary Axe
                 London EC3A 8JQ
                 England

                 Threadneedle Global Assets Fund
                 6 Avenue Emile Reuter
                 L-2420
                 Luxembourg

                 Each of the foregoing subsidiaries is an insurance company for purposes of Item 3 of this Statement.





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